 EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2
(Form Type)

iDIRECT PRIVATE MARKETS FUND
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carryforward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
						Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest	457(o)	—	—	$500,000,000	0.00014760	$73,800
Fees Previously Paid	Equity	Common Shares of Beneficial Interest	457(o)	—	—	—	—	—	—	—	—	—

						Carry Forward Securities
Carry Forward Securities	Equity	Common Shares of Beneficial Interest	415(a)(6)	—	—	$287,517,448(2)	.00009270	$—	N-2	333-263199	July 7, 2022	$ 26,653

				Total Offering Amount		$787,517,448		$73,800
				Total Fees Previously Paid				—
				Total Fee Offsets				—
				Net Fee Due				$73,800

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement the $287,517,448 aggregate offering price of unsold shares of beneficial interest that the Registrant previously registered for sale pursuant to Registration Statement on Form N-2 (File No. 333-263199) initially declared effective on July 7, 2022 (the “Prior Registration Statement”). Filing fees have been previously paid in connection with these unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such unsold shares of beneficial interest will continue to be applied to such unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold shares of beneficial interest under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.